FOR IMMEDIATE RELEASE

ESG Re Limited Retains Independent Consultant to Review its Internal Controls

Company Provides Additional Information Relating to Previous Restatement Announcement

                HAMILTON, BERMUDA (September 16, 2002).  ESG Re Limited (NASDAQ:ESREF) announced today that the Company has retained Sharyn A. Ashman, CPA, as an independent consultant to review the Company’s internal financial controls.  The review was initiated after the Company restated results, as previously announced on August 22, 2002.

                “With the increased focus on disclosure practices, we are acting proactively to revisit and, when necessary, improve our internal processes,” stated Joe Quinn, ESG Senior  Financial Officer.  “Ms. Ashman will bring us a wealth of experience and we welcome her perspective as we continue to upgrade our systems and processes.”

                Sharyn Ashman is a certified public accountant with extensive experience in corporate financial reporting and analysis, including accounting expertise related to insurance companies.  She has previously worked with public companies, including ESG, to develop internal systems and procedures for, among other things, US GAAP financial reporting and preparation of SEC filings.

                Last month, the Company disclosed that errors related to ESG’s internal consolidation system led to misstatements that required a $4.0 million adjustment in the Company’s foreign currency translation account.  The translations are effected in order to allow the Company to report its results in U.S. dollars.  The adjustment was the product of various errors related to the Company’s internal consolidation system, including, for example, a system design problem that generated foreign currency translation of amounts that should not have been translated and the incorrect inputting of foreign exchange rates.

                The net effect of these errors was a $4.0 million misstatement in the foreign currency translation account.  Given the difficulty and expense that would be required to recalculate and substantiate translation amounts dating back to prior periods, the Company made the judgment to make the adjustment in the fourth quarter of 2001 — the most recent period affected by errors related to the consolidation system.

                The restatement did not affect shareholder’s equity or net asset value of the Company.

                ESG has upgraded its internal consolidation system in order to prevent a repetition of the events leading to the adjustment and restatement.  The Company is confident that the current balance in the foreign currency translation account is stated accurately and that its current consolidation system is functioning properly.

                The Company contacted and has voluntarily provided information relating to the restatement to the U.S. Securities and Exchange Commission.

ESG Re Ltd provides medical, personal accident, credit life, disability and special risks re-insurance to insurers and selected re-insurers on a worldwide basis. The company distinguishes itself from its competition by offering re-insurance products and services that help its ceding clients to manage their risks more effectively. ESG provides solutions to specific underwriting problems, actuarial support, product design and loss prevention.

ESG is building on its reinsurance expertise by developing its direct marketing business.  ESG will deliver innovative business opportunities and client focused solutions to its affinity partners using distribution methods such as direct mail, telemarketing and bancassurance.

Uncertainties related to forward looking statements: Certain statements in this Press Release constitute “forward looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements about the expected impact of an adjustment in ESG’s foreign currency translation account and restatements of its financial statements and the Company’s efforts to enhance its financial controls.  These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: ESG’s lack of history as a reinsurer and its increased scope of business; the company’s dependence on key clients; the volatility and unpredictability of the risks the company insures; the cyclical nature of the reinsurance market; competition and the company’s evaluation by insurance rating agencies; changes in tax laws and regulations; foreign currency fluctuation; and the adequacy of loss reserves. A further discussion of factors that could affect ESG’s results is included in reports filed by ESG with the Securities and Exchange Commission and in ESG’s Prospectus dated December 12, 1997 and its Annual Report on Form 10-K for the year ended December 31, 2001, as amended.

Contacts:

ESG Re Limited
Alice Russell
Investor Relations
Tel: +353 86 819 2945
Fax: +1 410 692 5804
e-mail: alice.russell@esg-world.com